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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 2004, relating to the financial statements and financial statement schedule of Harmonic Inc., which appear in Harmonic Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
San Jose, California
June 11, 2004